Exhibit 23.3


Filed via EDGAR

30 March 2007



United States Securities and Exchange Commission ("SEC")
Corriente Resources Inc. ("Corriente")

Re: Corriente Resources Inc. - Form 40-F for the year ended December 31, 2006
                               (the "Form 40-F")


Dear Sirs/Mesdames:

Reference is made to the metallurgical studies managed by AMEC Americas Limited, for which test work was carried out by SGS Lakefield Research Ltd., the results of which were announced in August 2004.

We hereby consent to the inclusion of our name and above-noted reference in the Form 40-F referenced herein, to be filed with the SEC.

Yours truly,
AMEC Americas Limited



/s/ Steve Toevs
----------------------------
Steve Toevs
Vice President, Finance
Natural Resources / Oil Sands & Mining

AMEC E&C Services Limited
111 Dunsmuir Street, Suite 400
Vancouver, British Columbia
Canada V6B 5W3

Tel   +1 604-664-4315
Fax   +1 604-669-9516